Exhibit 12(b)

                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372 1121
                                Fax: 312 372 2098


                                December 5, 2002



     As counsel for AHA Investment Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-14 on November 20, 2002 (Securities Act file no. 333-101351).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                      /s/ Bell, Boyd & Lloyd LLC